Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.9

SERVICE AGREEMENT

This SERVICE AGREEMENT (this “Agreement”) is dated as of October 21, 2021 and is between Mozart Holdings, LP, a Delaware limited partnership (together with its subsidiaries, the “Company”), and Hellman & Friedman LP, a Delaware limited partnership (“H&F”).

BACKGROUND

Certain affiliates of H&F currently hold, directly or indirectly, equity interests of the Company.

H&F and its designees are providing and are expected in the future to provide certain services to the Company.

The Company wishes to provide certain protections and expense reimbursement to H&F and its designees in connection with provision of services.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Services.

(a) H&F hereby agrees that until the expiration of the Term or the earlier termination of its obligations under this Section 1 pursuant to Section 4 hereof, in connection with the direct or indirect investment by H&F affiliates in the Company, to the extent mutually agreed by the Company and H&F, it may render to the Company, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents, third party consultants and other third parties as H&F in its sole discretion may designate from time to time (“Service Providers”), services in relation to the affairs of the Company (the “Services”). In addition, the “Services” shall include all services of the sort described in the preceding sentence which were provided by H&F and its designees to the Company prior to the date hereof.

(b) H&F and its designees shall perform all Services to be provided hereunder as an independent contractor to the Company and not as partner, fiduciary, employee, agent, joint venturer or representative of the Company. H&F and its designees shall perform all Services subject to the Company’s general oversight and control of the relevant project or matter. In addition, H&F and its designees have no authority to act on behalf of or bind the Company and the Company’s officers and board of directors will determine what action, if any, to take based on the advice provided by the Service Providers. Without limiting the foregoing, the Company and the Company’s officers and board of directors retain full oversight, authority and control over the Company.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) H&F or its designees shall devote such time and efforts to the performance of the Services as H&F or its designees reasonably deem necessary or appropriate; provided that no minimum number of hours or individuals (and no specifically identified individuals) shall be required to be devoted by H&F or its designees on a weekly, monthly, annual or other basis. The Company acknowledges that H&F’s or its designee’s services are not exclusive to the Company and that H&F and its designees may render similar services to other persons.

(d) Any advice or opinions provided by H&F or its designees may not be disclosed or referred to by the Company publicly or to any third party; provided, that such advice or opinions may be disclosed (i) to the Company’s directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors who have a need to know such advice or opinions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such advice or opinions and instructed to maintain the confidentiality of such advice or opinions in accordance with the provisions of this Agreement), (ii) to the extent requested by any regulatory authority in the course of such regulatory authority’s routine examinations, proceedings, requests or inspections not targeted at H&F or such advice or opinions, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Company (x) provide prompt notice of such required disclosure, (y) reasonably cooperate with H&F (at H&F’s expense) in seeking a protective order or other limitation of such disclosure and (z) disclose only that information required to be disclosed as advised by counsel, (iv) to any other party to this Agreement, (v) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) with the consent of H&F or (vii) to the extent such advice or opinions becomes publicly available other than as a result of a breach of this Section 1(d).

(e) All patents, inventions, trademarks, source indicators, copyrights, trade secrets, know-how, models, methods, processes, techniques, tools, utilities, procedures, software, manuals, documentation and any other intellectual property rights (“IP Rights”) provided, disclosed or used by H&F to the Company as part of the Services (the “H&F IP”) is, as between the parties, owned by H&F or its affiliates and is provided solely for the Company’s internal use in connection with the receipt of the Services provided hereunder. Solely to the extent required for the receipt of the Services, H&F hereby grants the Company a non-exclusive, royalty-free, non-transferable, non-sublicensable license during the Term under the H&F IP, but only to the extent and for the duration necessary for the Company to receive the applicable Service as permitted by this Agreement. Otherwise, each of H&F and the Company acknowledge and agree that it shall not at any time acquire any ownership rights in any IP Rights of the other and/or its relevant affiliate(s).

SECTION 2. Reimbursements. Except as may be otherwise agreed in writing between the Company and H&F or any of H&F’s affiliated investment funds or investment vehicles, the Company will pay directly, or cause to be paid directly, or reimburse H&F and each of its affiliates for their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means, without duplication, the reasonable and documented out-of-pocket costs and expenses incurred by H&F and its affiliates in connection with the Services, including but not limited to travel (which in the case of air travel shall be limited to travel by commercial airlines, provided that if a Service Provider elects to travel by private aircraft for a particular trip, the amount reimbursed shall not exceed the amount of a first-class flight for an equivalent trip), lodging, meals and any similar reasonable and documented expenses, provided that (i) Out-of-Pocket-Expenses do not include compensation payable to

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

partners and employees of H&F and (ii) Out-of-Pocket-Expenses include cash compensation with respect to third party consultants engaged by H&F to provide Services to the Company, in each case, unless otherwise agreed upon by the parties (provided, that to the extent the Company pay compensation to any such individuals, H&F will be deemed to have been reimbursed under this Agreement in respect of any payment obligation H&F might otherwise have with respect to such individuals). All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds to the account specified by H&F promptly upon or as soon as reasonably practicable following request for payment or reimbursement in accordance with this Agreement and the Company’s standard policy for reimbursement of expenses. Such payments and reimbursements shall not be refundable under any circumstances and shall be paid free and clear of any withholding taxes, setoff, deduction or other right that the Company may have against H&F, or any of its affiliates or any other person; provided that, such payments and reimbursements shall only be paid free and clear of any withholding taxes if H&F or other recipient provides the Company with a recent and properly completed and executed Internal Revenue Service Form W-9 prior to the date on which the applicable payment or reimbursement is required to be made.

SECTION 3. Indemnification.

(a) To the fullest extent permissible under applicable law, the Company will, and will cause its Controlled Entities (as defined below) to, indemnify and hold harmless H&F, its designees who provide Services and their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, consultants, agents, affiliates, members, managers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each of the foregoing persons being an “Indemnified Party”) from and against any and all third party actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several, related to, arising out of or in connection with the performance of the Services or other services contemplated by this Agreement or the engagement of H&F pursuant to, and the performance by H&F and its designees of the Services, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability (the “Liabilities”); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make, and/or cause its Controlled Entities to make, the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Company will, and/or cause its Controlled Entities to, reimburse any Indemnified Party for all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, subject to an undertaking that the Indemnified Party will return any such reimbursement to the Company, or the applicable Controlled Entities, if it is determined by a court of competent jurisdiction, in a final judgment from which no appeal may be taken, that such Indemnified Party is not entitled to indemnification. The Company agrees that it will not, and will cause its Controlled Entities not

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

to, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without any future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular Liability of an Indemnified Party that is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence, willful misconduct or fraud of such Indemnified Party or as otherwise provided under applicable law. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company or by its Controlled Entities as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted from the gross negligence, willful misconduct or fraud of such Indemnified Party or the Indemnified Party is otherwise not entitled to indemnification.

(b) The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Controlled Entities to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) General Corporation Law of the State of Delaware, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Indemnified Parties pursuant to which the Indemnified Parties are indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, shareholders agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). The Company hereby waives, relinquishes and releases all Indemnified Party-Related Entities from any and all claims against the Indemnified Party-Related Entities for contribution, subrogation or any other recovery and under no circumstances shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery an Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to an Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to this Section 3(b) entitled to enforce this Section 3(b) as though each such Indemnified Party-Related Entity were a party to this Agreement. The Company shall cause each of its Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Agreement.

(c) For purposes of this Agreement, the term (i) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand, (ii) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company and (iii) the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(d) The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

(e) The Company and its Subsidiaries may from time to time have in place one or more insurance policies that covers some or all Liabilities (“Company Insurance”). The Indemnified Party and Indemnified Related Parties may also have in place one or more insurance policies that may cover some or all Liabilities (“Indemnified Party Insurance”). The availability of insurance for any Liability does not affect, in any manner, the Company’s indemnification obligations set forth in Section 3 (a)-(d); moreover, the Company and H&F hereby agree that the Company Insurance will be primary, providing the first source of insurance for any Liability as between the Company Insurance and the Indemnified Party Insurance.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SECTION 4. Term. This Agreement will become effective as of the date hereof and (except as otherwise provided herein) will continue until the date when H&F and its affiliates (other than the Company) shall collectively cease to beneficially own (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder) securities of the Company (the “Term”). Notwithstanding the foregoing, either the Company or H&F may end the Term at any time by providing at least thirty (30) days advance written notice to the other counterparty or immediately in the event of gross negligence, willful misconduct or fraud by the other counterparty or its affiliates in connection with this Agreement. Notwithstanding anything to the contrary set forth herein, (x) the expiration of the Term will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of the date of such expiration and (y) the provisions of Sections 3, 4, 5, 6, 7(b), and 7(d)-(f) (inclusive) and the final sentence of Section 1(e) hereof will survive the expiration of the Term or any other termination of this Agreement.

SECTION 5. Disclaimer, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. Neither H&F nor any of its affiliates or designees makes any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall H&F or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or fraud of H&F or any Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Release. The Company, on behalf of itself and its Controlled Entities, hereby irrevocably and unconditionally releases and forever discharges H&F and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Services or the engagement of H&F pursuant to, and the performance by H&F and its designees of, the Services that the Company or any Controlled Entity may have suffered or incurred, or may claim to have suffered or incurred, except with respect to any act or omission that constitutes gross negligence, willful misconduct or fraud of H&F or an Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction (the “Released Claims”). It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfaction, and release of the Released Claims, and that the releases herein extend to any and all claims of whatever kind or character, known or unknown. Accordingly, in furtherance of this intention, the Company expressly waives any and all rights under section 1542 of the Civil Code of the State of California (or any similar law, provision or statute of any other jurisdiction or authority) which states in full as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c) Limitation of Liability. In no event will H&F or any Indemnified Party be liable to the Company or any of its affiliates (i) for any damages related to or arising out of or in connection with the Services or the engagement of H&F pursuant to, and the performance by H&F and its designees of the Services, this Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, except with respect to any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the amount of Out-of-Pocket Expenses paid or reimbursed pursuant to Section 2 of this Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of H&F, or any of its affiliates shall have any liability for any obligations or liabilities of H&F under this Agreement or for any claim based on, in respect of, or by reason of, the transactions or other matters contemplated hereby.

SECTION 6. Confidentiality. The Company agrees to maintain the confidentiality of the existence of this Agreement and the terms hereof (“Confidential Information”), except that such Confidential Information may be disclosed (a) to their directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors who have a need to know such Confidential Information (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to maintain the confidentiality of such Confidential Information in accordance with the provisions of this Agreement), (b) to the extent requested by any regulatory authority in the course of such regulatory authority’s routine examinations, proceedings, requests or inspections not targeted at H&F or this Agreement, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Company (i) provide prompt notice of such required disclosure, (y) reasonably cooperate with H&F (at H&F’s expense) in seeking a protective order or other limitation or such disclosure and (z) disclose only that information required to be disclosed as advised by counsel, (d) to any other party to this Agreement, (e) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) with the consent of H&F or (g) to the extent such Confidential Information becomes publicly available other than as a result of a breach of this Section 6.

SECTION 7. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by facsimile or e-mail, with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to H&F:

c/o Hellman & Friedman

415 Mission Street, Suite 5700

San Francisco, CA 94105

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Attention: Arrie Park

Facsimile: [facsimile number]

Email: [email address]

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Atif Azher

email: [email address]

if to the Company:

Mozart Holdings, LP

Three Lakes Drive

Northfield, IL 60093

Attention: Alex Liberman

Email: [email address]

c/o Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

Adam O. Emmerich

Zachary S. Podolsky

Email:  [email addresses]

and

c/o The Blackstone Group Inc.

345 Park Avenue

New York, NY 10154

Attention: Julia Kahr

Anushka Sunder

Email:  [email addresses]

and

c/o The Carlyle Group

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention: Steve Wise

William McMullen

Zachary Marshall

Email:  [email addresses]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

and

c/o Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention: Arrie R. Park

Email:   [email address]

and

c/o Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Ravi Purushotham

Atif Azher

Anthony Vernace

Email:   [email addresses]

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, (ii) one business day after being sent by overnight courier and (iii) upon actual receipt, if delivered by email.

(c) This Agreement and the agreements and documents referred to herein and other documents dated as of, or with effect as of, the date hereof related to the subject matter hereof constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(e) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process at its address specified pursuant to Section 7(b) hereof is reasonably calculated to give actual notice.

(f) EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of H&F. H&F may assign or transfer its duties or interests hereunder to any of its affiliates (other than any portfolio companies affiliated with H&F) at the sole discretion of H&F. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to Section 3 hereof and (ii) each of the Indemnified Parties shall be third-party beneficiaries with respect to Sections 3 and 5 hereof, in each case entitled to enforce such provisions as though each such Indemnified Party-Related Entity or Indemnified Party, as applicable, were a party to this Agreement.

(h) This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(i) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature page follows]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Service Agreement as of the date first written above.

HELLMAN & FRIEDMAN LP

By: HELLMAN & FRIEDMAN GP LLC, its General Partner

By: HELLMAN & FRIEDMAN INTERNATIONAL LP, its managing member

By: HELLMAN & FRIEDMAN GP INTERNATIONAL LLC, its general partner

By:	/s/ Arrie Park
Name:	Arrie Park
Title:	Partner

MOZART HOLDINGS, LP

By:	/s/ Charles N. Mills
Name:	Charles N. Mills
Title:	Chief Executive Officer